UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 21, 2012
INTERNATIONAL GOLD CORP.
(Exact name of registrant as specified in its charter)
Nevada	000-53676	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 West Georgia Street, Suite 1720 Vancouver, British Columbia, Canada		V6E 4M8
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	(604) 925-0220
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On February 21, 2012 a consulting agreement was fully executed between International Gold Corp. (the “Company”, “we”, “us”, “our”) and Woodburn Holdings Ltd. (“Woodburn”), effective January 1, 2012 for a term of 48 months, whereby Woodburn has agreed to provide the services of its shareholder as the Company’s CEO, COO, CFO and Corporate Secretary.  As compensation, we have agreed to pay to Woodburn a “Base Compensation” of US$90,000 per annum, to be paid in equal monthly installments of $7,500, in arrears and plus applicable taxes, pursuant to the terms of the consulting agreement.  The Company has also agreed to reimburse Woodburn for reasonable business and/or entertainment and automobile expenses during the duration of the consulting agreement. Robert M. Baker is the sole owner of Woodburn and the controlling shareholder of the Company.

Item 9.01	Financial Statements and Exhibits

10.1	Consulting Agreement with Woodburn Holdings Ltd. dated February 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GOLD CORP.
/s/ Robert M. Baker
Robert M. Baker
President and Director
Date:	February 21, 2012